                                                                    EXHIBIT 99.2

                                   EXHIBIT A

                    POOLING TRANSFER RESTRICTIONS AGREEMENT
                    ---------------------------------------


     This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ____ day of ________, 1994 by and between Compass Bancshares, Inc. ("Compass"), Southwest Bankers, Inc. (the "Company"), and the undersigned shareholder of the Company (the "Shareholder").

     WHEREAS, Compass and the Company entered into an Agreement and Plan of Reorganization dated as of _______________, 1994 ("Merger Agreement") pursuant to which the Company will be merged with and into Compass (the "Merger"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Company and the Shareholder and each other affiliate of the Company deliver to Compass an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

     1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Company's common stock, par value $150 per share, Series A Cumulative Convertible Preferred Stock, par value $100 per share, or Series B Non-Cumulative Convertible Preferred Stock, par value $100 per share (collectively, the "Company Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

     2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations thereunder.

     3. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the merger will bear a restrictive transfer legend in substantially the following form:

     The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated __________________, 1994 which restricts any sale or other transfer of such shares prior to [insert due date of filing of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required combined financial results]. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

     4. The Company agrees that it will not permit the transfer of any shares of Company Stock by the Shareholder within 30 days prior to the Effective Time.

     5. The Shareholder agrees not to transfer any shares of Company Stock after the approval by the Company's shareholders (in a manner satisfying the requirements of Section 280G of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations) of an amendment (the "Amendment") to the Compensation Agreement dated effective as of January 1, 1992 by and between Stephen M. Dufilho and the Company with respect to the Equity Bonus payable to Mr. Dufilho under such agreement, unless approved in writing by Compass. Compass will only withhold its approval of a transfer if it has determined, on the advice of tax counsel, that such transfer may adversely affect the tax consequences to the Company or Mr. Dufilho upon payment of the Equity Bonus, unless the Company and the transferee of such shares of Company Stock agree to take such action as Compass shall reasonably request in order to eliminate any such adverse tax consequences.

     IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.

                              COMPASS BANCSHARES, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              SOUTHWEST BANKERS, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              _____________________________________
                              Signature of Shareholder


                              _____________________________________
                              Printed Name of Shareholder

                                       3